Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in (i) the Registration Statements (Form S-8 No. 333-124361, Form S-8 No. 333-60518, Form S-8 No. 333-34352, Form S-8 No. 333-93271, Form S-8 No. 333-68993, Form S-8 No.333-109026, and Form S-8 No. 333-109024) pertaining to the Employee Stock Option Plans of American Capital Strategies, Ltd. and (ii) the Registration Statement (Form S-3 No. 333-123340) and the related Prospectus pertaining to the Second Amended and Restated Dividend Reinvestment Plan of American Capital Strategies, Ltd. of our reports dated March 8, 2006, with respect to the consolidated financial statements, financial highlights and schedule of American Capital Strategies, Ltd., American Capital Strategies, Ltd. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of American Capital Strategies, Ltd., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

McLean, Virginia

March 8, 2006